COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN DREYFUS PREMIER GROWTH AND INCOME FUND CLASS A SHARES, CLASS B
SHARES, CLASS C SHARES AND CLASS R SHARES WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND THE WILSHIRE LARGE COMPANY VALUE INDEX

EXHIBIT A:
                        DREYFUS  DREYFUS  DREYFUS  DREYFUS
             STANDARD   PREMIER  PREMIER  PREMIER  PREMIER
             & POOR'S   GROWTH   GROWTH   GROWTH   GROWTH
                500       AND      AND      AND      AND    WILSHIRE
             COMPOSITE  INCOME   INCOME   INCOME   INCOME    LARGE
               STOCK     FUND     FUND     FUND     FUND    COMPANY
PERIOD         PRICE   (CLASS A (CLASS B (CLASS C (CLASS R   VALUE
              INDEX*    SHARES)  SHARES)  SHARES)  SHARES)   INDEX

12/29/9         10,000    9,427   10,000   10,000   10,000    10,000
9/30/96         11,349   13,974   14,714   14,727   14,838    10,809
9/30/97         15,937   16,895   17,670   17,657   18,139    15,070
9/30/98         17,385   15,711   16,011   16,309   16,889    15,292






*Source: Lipper Analytical Services, Inc.